UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 14, 2014

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INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Caspian Court
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Approval of Amendment and Restatement of Infinera Corporation 2007 Employee Stock Purchase Plan
At the Annual Meeting of Stockholders (the “Annual Meeting”) of Infinera Corporation (the “Company”) held on May 14, 2014, the stockholders approved the amendment and restatement of the Company’s 2007 Employee Stock Purchase Plan (the “2007 ESPP”) to (i) increase the number of shares authorized for issuance under the 2007 ESPP to 7,500,000 shares, (ii) remove the evergreen provision by which the share reserve of the plan was set to automatically increase each year, and (iii) effect various technical revisions and improvements.
The Board of Directors of the Company (the "Board") adopted the amendment and restatement of the 2007 ESPP on March 25, 2014, subject to stockholder approval at the Annual Meeting. Accordingly, the amendment and restatement of the 2007 ESPP became effective upon stockholder approval at the Annual Meeting.
A copy of the 2007 ESPP is attached to this report as Exhibit 10.1. The description of the 2007 ESPP contained herein is qualified in its entirety by reference to the full text of the 2007 ESPP. In addition, a more detailed description of the 2007 ESPP is contained in Proposal No. 4 of the Proxy Statement prepared by the Company in preparation for the Annual Meeting and filed with the U.S. Securities and Exchange Commission on March 28, 2014 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of the Company held on May 14, 2014, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1 - Approval of the Election of Two Class I Directors to the Company’s Board of Directors

The two individuals listed below were elected at the Annual Meeting to serve on the Board for a three-year term expiring at the 2017 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Against	Withheld	Non-Votes
Thomas J. Fallon	57,964,525	N/A	1,813,370	43,750,965
Kambiz Y. Hooshmand	57,778,707	N/A	1,999,188	43,750,965

Paul J. Milbury, Carl Redfield, Mark A. Wegleitner and David F. Welch, Ph.D. will continue to serve as members of the Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified. As previously disclosed, James A. Dolce, Jr. was appointed to the Board effective as of May 15, 2014 and Marcel Gani was appointed to the Board effective as of June 9, 2014.

Philip J. Koen resigned from the Board effective immediately prior to the Annual Meeting and did not stand for re-election. In addition, Kenneth A. Goldman and Dan Maydan, Ph.D. had each announced their departure from the Board effective as of May 15, 2014.

Proposal 2 - Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 27, 2014

Proposal 2 was a management proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2014, as described in the proxy materials. This proposal was approved.

For	Against	Withheld	Non-Votes
102,401,631	444,645	682,584	0

Proposal 3 - Approval of the Compensation of the Company’s Named Executive Officers

Proposal 3 was a management proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal year 2013, as described in the proxy materials. This proposal was approved.

For	Against	Withheld	Non-Votes
57,883,552	1,628,409	265,934	43,750,965

Proposal 4 - Approval of an Amendment and Restatement of the Company’s 2007 Employee Stock Purchase Plan

Proposal 4 was a management proposal to approve an amendment and restatement of the 2007 ESPP, that would (i) increase the number of shares authorized, (ii) remove the evergreen provision by which the share reserve of the plan is set to automatically increase each year and (iii) effect various technical revisions and improvements. This proposal was approved.

For	Against	Withheld	Non-Votes
58,623,545	795,683	358,667	43,750,965

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Infinera Corporation 2007 Employee Stock Purchase Plan.
10.2	Form of 2007 Employee Stock Purchase Plan Subscription Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 20, 2014	By:	/s/ ALASTAIR A. SHORT
Alastair A. Short Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Infinera Corporation 2007 Employee Stock Purchase Plan.
10.2	Form of 2007 Employee Stock Purchase Plan Subscription Agreement.